FINAL TRANSCRIPT

Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

EXHIBIT 99.1

FINAL TRANSCRIPT

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Conference Call Transcript

CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

Event Date/Time: Sep. 07. 2005 / 9:30AM CT

Event Duration: N/A

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Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

CORPORATE PARTICIPANTS

William Walljasper

Casey’s General Stores, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Adam Sindler

Morgan Keegan & Co., Inc. - Analyst

Dennis Telzrow

Stephens, Inc. - Analyst

Anthony Lebiedzinski

Sidoti & Co. - Analyst

Mark Husson

HSBC Investment Bank - Analyst

Gregory Macosko

Lord Abbett - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. And welcome to the Casey’s General Stores’ first quarter 2006 earnings conference call. My name is Ann Marie and I’ll be your coordinator for today. [OPERATOR INSTRUCTIONS] I would now like to turn the call over to Mr. Bill Walljasper, Chief Financial Officer of Casey’s. Sir, you may proceed.

William Walljasper - Casey’s General Stores, Inc. - CFO

Good morning. And thank you for joining us to discuss Casey’s results for the first quarter of fiscal 2006 ended July 31. I’m Bill Walljasper, Chief Financial Officer. Ron Lamb, Chairman and Chief Executive Officer, and Bob Myers, President and Chief Operating Officer, are also here. I hope all you had an opportunity to see the press release. If you haven’t please let me know. I’ll make sure a copy is forwarded to you. Before I begin I remind you that certain statements may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

As discussed in the press release and the 2005 Annual Report, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. I’ll take a few minutes to summarize the quarter and then open for questions.

As most of you have seen we had a record quarter. Earnings per share from continuing operations rose 37.5% to $0.44 compared to $0.32 a year ago. Despite significantly higher retail gasoline prices same store gallons sold for the quarter were up 7.7% with an average margin of $0.11.7 per gallon.

These results affirm the value our customers place on our consistent policy of pricing competitively and continued efficiencies gained from our distribution system. The average retail price of gasoline in the first quarter was $2.04 per gallon, compared to $1.83 a year ago. Through August same store sales continued to be strong. In the aftermath of Hurricane Katrina, we did incur some minor disruption to our gasoline distribution due to refineries in the Gulf being unable to operate, or operating at partial capacity. As a result, we did experience some temporary supply outages in a few of our stores, mainly in the eastern portion of our territory. This disruption has continually improved over the past week.

In the Grocery and Other Merchandise category sales continued to be very strong and the overall margin is improving. For the quarter total sales were up 10.8% to $213.6 million. Same store sales rose to 7.4%, with an average margin of 32%, up 60 basis points from the same period a year

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Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

ago. This positive sales trend continues in August. The performance in this category is related to the improvement we have made in product mix, strategic pricing initiatives, and benefits from lottery. By the end of June 2005, we completed the rollout of lottery to all of our stores, and anticipate continued benefits in fiscal 2006, not only from the incremental gross profit from the product, but also due to the traffic it drives to our stores.

The Prepared Food and Fountain category continues to perform exceptionally well. Total sales were up 11.6% to $57.6 million for the quarter. The average margin was 64%, up over 500 basis points from a year ago. Same store sales for the first quarter were up 7.2%, which was on top of a 6.1% increase last year.

Gross profit rose 21.5% due to a continuing effort of balancing product demand, controlling sales, price increases and a more favorable wholesale cheese price. Our cost of cheese in the first quarter of fiscal 2006 averaged $1.66 per pound compared to $1.97 a pound a year ago. Currently our cost of cheese is about $1.57 a pound.

At the end of the first quarter, we had 1,143 stores with point-of-sale and have installed 924 RPO units, which stand for Retail Pocket Office. The rollout of these two initiatives should be completed later this fiscal year. As you will recall, our goal for operating expenses is to hold the expense increase to no more than the increase in gross profit. Total gross profit was up 14.5% while operating expenses grew 9.1%. The increase was driven by a 32% increase in bank charges, due to customers using credit cards to pay for more expensive gasoline.

Our balance sheet continues to be very strong. At the end of the quarter, cash and cash equivalents were 71.5 million, and shareholders equity rose to 488.6 million, up 19 million from the end of the fiscal year. We continue to pay down debt. Long-term debt, net of current maturities was down 11.9 million to 111.2 million. At the end of the quarter our long-term debt to total capital ratio was about 23%.

On the income statement you may have noticed a line item entitled Cumulative Effect of Accounting Change. This accounting change refers to a change in the asset retirement obligation for underground storage tanks. Effective in this fiscal year the Company is required to assess a useful life to our underground storage tanks and then accrue for the future expense to remove those tanks.

Going forward, this expense will run through depreciation and should be less than $100,000 per year. The one-time non-cash charge that you see on the income statement is due to a catch-up provision in the pronouncement for all prior years. Cash flow from operations is 20.8 million, up nearly 31% from the first quarter last year. Capital expenditures were 27.2 million, compared to 16.7 million a year ago. This increase is primarily due to the increased acquisition activity in the quarter.

This quarter we built two new stores, closed on 11 acquisitions, and have written agreements for four more. Going forward we feel optimistic that there are substantial acquisition opportunities available. We continue our due diligence with the Gas ‘N Shop acquisition and anticipate closing on this transaction late in the second quarter. That completes my review of the quarter. We’ll now take your questions.

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS] And we’ll pause for a moment as questions queue up. And your first question will come from Adam Sindler with Morgan Keegan. Please proceed.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

Yes, hi. Good morning. Very good quarter.

William Walljasper - Casey’s General Stores, Inc. - CFO

Thanks, Adam.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

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Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

Just looking back at cheese prices, I guess, could you quantify how much that was to gross profit, the $1.66 versus $1.97 of that 500 basis points?

William Walljasper - Casey’s General Stores, Inc. - CFO

Yes, certainly. Actually in the first quarter represented about 125 basis points to that margin. So obviously, you can see the remainder of that portion we certainly derived from certain initiatives that we have ongoing within Prepared Food. For example, the increase in price that we took in products back in the middle of January is certainly paying some dividends now. We’ve added some new products in the to-go cups that are proving very beneficial. Those carry higher gross profit margins in the category as a whole. So that’s helping lift it, as well.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

What are some of those new products?

William Walljasper - Casey’s General Stores, Inc. - CFO

Two of the products that I mentioned here, the certain to-go cups, the doughnut holes, it’s a to-go cup and the mini-cookies in the to-go cup. We also rolled out the mini-pizza pockets — all three are doing very well for us. Again, those carry a much higher gross profit margin in the category, as a whole.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

Okay. And then just looking at the point-of-sale, I guess, both on the Grocery end and Prepared Food and Fountain, how much of that was because of the fact that maybe it was on seasonal products, things like soft drinks that really helped this quarter maybe that we may not see to such a great extent in maybe sort of the winter months?

William Walljasper - Casey’s General Stores, Inc. - CFO

Well, we had something happen for us in July. We had an exceptionally hot July, which is fantastic for our business. What you see in a situation like that is the consumer will migrate from pop and beer into bottled water and sports drinks. Bottled water and sports drinks carry a higher gross profit margin than the category as a whole. That was helping lift the category there, as well.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

And then I guess the big question is regarding the situation, the hurricane in New Orleans, there’s been some anecdotal reports of gas outages, particularly in the Midwest area because a lot of refining is done down there. I know there’s a lot of refining up in Chicago, as well. Are you starting to see — particularly because you buy at the rack, are you starting to see any pressure at all, or has product flow been pretty available?

William Walljasper - Casey’s General Stores, Inc. - CFO

I’ll try to quantify that a little bit. We certainly are affected by that disruption. There was definitely disruption. To kind of put it in perspective, we have about 2,700 underground storage tanks, at any one time last week, no more than 5% of those tanks were out of product. If you look at it from a store basis, stores being completely out of product, we never hit the double digits at any one time. So there was some temporary disruption that is coming back to more normalized level as the refineries get back into line with their capacity and the supply chain is freed up.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

I guess that is the most important question. Are you starting to see some relief from the pressure?

William Walljasper - Casey’s General Stores, Inc. - CFO

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Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

Yes.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

Okay.

William Walljasper - Casey’s General Stores, Inc. - CFO

Yes. Absolutely. It has gradually gotten better and better over the past week.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

Okay. Real quickly, I’ll let someone else get on. For guidance going forward, you give those sort of annual gross profits, or gross margin, and same same store sales targets. Based on the strength in the first quarter, are you comfortable raising them at all? Do you think that maybe throughout the rest of the year it should moderate back to those levels?

William Walljasper - Casey’s General Stores, Inc. - CFO

Right now we’ll keep the goals as they are. We’ll certainly assess those. A lot of things can happen. We’re only one quarter into the year. Should we have an exceptional second quarter, we’ll certainly sit down and re-evaluate whether we want to move those goals at all for the remainder of the year.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

Great, Bill. I appreciate it.

William Walljasper - Casey’s General Stores, Inc. - CFO

Thanks, Adam.

Operator

Your next question will come from Dennis Telzrow with Stephens. Please proceed.

Dennis Telzrow - Stephens, Inc. - Analyst

Good morning, gentlemen.

William Walljasper - Casey’s General Stores, Inc. - CFO

Hey, Dennis.

Dennis Telzrow - Stephens, Inc. - Analyst

A couple quick questions, one on acquisitions, obviously, having done 11 in the first quarter should I presume that 30 might be a conservative number for the year?

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Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

William Walljasper - Casey’s General Stores, Inc. - CFO

You know, 30 is the goal we have right now. Obviously, we’re off to an exceptional start. We’re over a third of the way there. So the pipeline continues to be very solid. That’s something that after the end of the second quarter we’ll also evaluate to see if there is any opportunity to raise that goal. Certainly off to a great start, Dennis.

Dennis Telzrow - Stephens, Inc. - Analyst

In the cigarette category are we still benefiting from gaining market share? And any comment on the margin trends there ?

William Walljasper - Casey’s General Stores, Inc. - CFO

Yes. Absolutely. In the first quarter we are, in my opinion, we are gaining market share. Our unit sales, which is how I’d look at it, are up in the first quarter. The margin continues to be solid. We are under a little bit of pressure due to the reductions in the retail display allowances that I addressed in previous conference calls. We did have a little extra reduction this particular quarter. But we’re certainly making up for it at gross profit in other areas, i.e. the same store sales for cigarettes continue to be very solid.

Dennis Telzrow - Stephens, Inc. - Analyst

And lastly, within the gas area, do you think the competitive pressures are lessening as the volatility of gas has squeezed a lot of these mom and pops?

William Walljasper - Casey’s General Stores, Inc. - CFO

I’m sorry, Dennis. Could you repeat the question, please?

Dennis Telzrow - Stephens, Inc. - Analyst

With regard to gas prices at the retail pump, not withstanding what happened in August, but do you think there’s an increased volatility as pressure to mom and pops and other operators to try to increase their margin?

William Walljasper - Casey’s General Stores, Inc. - CFO

I think that’s a very valid point. I think what you have seen over the last week, week and a half, is some extreme volatility in the wholesale costs and the retail price of gasoline. I mean what’s happening now is you’re seeing some high volumes over the past week, but with extremely low margins. So you may see some retailers trying to gain an extra penny or so on the gas margin. That, in part, could be one of the reasons that we had a very exceptional gas margin in the first quarter. As you know we price competitively. We don’t lead the market nor do we follow the market. We do follow the competition.

Dennis Telzrow - Stephens, Inc. - Analyst

Thank you.

William Walljasper - Casey’s General Stores, Inc. - CFO

Thank you.

Operator

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Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

And your next question will come from Anthony Lebiedzinski with Sidoti & Co. Please proceed.

Anthony Lebiedzinski - Sidoti & Co. - Analyst

Good morning. A couple of questions. Just wondering if you could comment given the recent substantial increase in the gasoline prices. Are you in any way seeing a slow down in traffic inside the stores? In other words, if people are filling up their gas tanks and putting in $50 or $60, are they more hesitant to come inside the store to buy stuff? Maybe you could just add some color on that?

William Walljasper - Casey’s General Stores, Inc. - CFO

Absolutely. Intuitively, you would think that would be the logical behavior. But we have not seen any pull back as of yet. Obviously, our same-store numbers for grocery and general merchandise were extremely positive, up 7.4%. We will be releasing same store sales for August here next Thursday, so we will have a better indication. I think, adding a little more color to the recent event with Hurricane Katrina, obviously, the retail prices jumped dramatically in all areas of the country, primarily the Midwest and the Eastern portion of the country. It’s a little too early to tell whether $3 gas prices will have any effect on discretionary income. Right now, though, we haven’t seen any of that.

Anthony Lebiedzinski - Sidoti & Co. - Analyst

Okay. That’s certainly helpful. Could you quantify perhaps the impact of the lottery? I think if I recall correctly in January when you first rolled that out that was about $200,000 of incremental gross profit. What was the impact, if you know that, in the first fiscal quarter?

William Walljasper - Casey’s General Stores, Inc. - CFO

I don’t have it broken down. I can give you kind of some perspective. To give you an idea, the incremental gross profit in fiscal 2005 is about 1.2 million. And as you may recall, really the rollout of lottery really began to a significant degree in January. We completed the state of Iowa in January, on to the state of Illinois, and then finally to the state of Missouri. We didn’t really complete the rollout until late June of this year. I can put it in perspective on a quarter-to-quarter basis. We had 100 stores in the first quarter last year with lottery, and nearly all of our stores have lottery in the first quarter of this year. So you’re going to see a significant bump in the gross profit. That will flow through the Other category on the press release when you see that. That’s where that gross profit bump is coming from.

Anthony Lebiedzinski - Sidoti & Co. - Analyst

Okay. The tax rate in the first quarter was slightly, I think, higher than last year. Is that the 35.9? Is that something that we should look forward? Or will that change quarter-to-quarter?

William Walljasper - Casey’s General Stores, Inc. - CFO

Yeah. If anything it may scoot down a little bit from there. You remember in the fourth quarter of last year we had a significant tax credit from ethanol. That drove our tax rate down. So to the extent that we can continue that you may see a little bit benefit in that regard. I would anticipate 36 or slightly lower.

Anthony Lebiedzinski - Sidoti & Co. - Analyst

Okay, got it. And then just a last housekeeping question. What was the basic and diluted share counts for the first quarter?

William Walljasper - Casey’s General Stores, Inc. - CFO

We’ll track that down here for you real quick like. I don’t have that with me handy, unfortunately.

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Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

Anthony Lebiedzinski - Sidoti & Co. - Analyst

Well, maybe you can get it.

William Walljasper - Casey’s General Stores, Inc. - CFO

After the conference call we’ll post that.

Anthony Lebiedzinski - Sidoti & Co. - Analyst

Thanks.

Operator

And your next question will come from Mark Husson with HSBC. Please proceed.

Mark Husson - HSBC Investment Bank - Analyst

Good morning. A couple of questions. Firstly, I wanted to talk about the effects that bringing POS live into your stores actually has on the business. A lot of people have historically found that it enables you to minimize stockouts of things like doughnuts if you can sell them through to 11:00 o’clock, they’re not selling out at 8 anymore. And, maybe also, reduced shrinkage. What is the practical outworking of all this?

William Walljasper - Casey’s General Stores, Inc. - CFO

You’re right on point, Mark. You’re exactly right on point. If you look at the same store sales, if you look sequentially back through the last probably four quarters you’re going to see a gradual uptick in the same store sales in all categories. I think, in part, the effective point of sale, actually better merchandising our products is reflected in that number. Especially when you look at the Prepared Food category. I mean, we have the ability now to dissect information and on a store-by-store basis make decisions on what products to put out at what times of the day to meet the customer demand. So, obviously, we’re seeing the benefit in the same store sales because of that. Also it’s going to effect on the stales as well. You’ll see a decrease in our stales which will expand our margin. So it’s becoming very beneficial for us. I believe we’re we’re just scratching the surface in what the systems can do.

Mark Husson - HSBC Investment Bank - Analyst

Increasing sales, decreasing stales. That sounds like a theme.

William Walljasper - Casey’s General Stores, Inc.-CFO

Something like that.

Mark Husson - HSBC Investment Bank-Analyst

As far as gas prices, again, sorry to bang on about this, when the hurricane hit you saw some people where there was almost no gas in certain markets charging up to $5 a gallon. If there isn’t any gas in the marketplace are you seeing any ridiculous pricing like that? Do you do any pricing like that?

William Walljasper - Casey’s General Stores, Inc. - CFO

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Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

We don’t do any pricing like that. I’ll probably answer this a long answer. But I’ll reiterate our gas pricing philosophy is that we do follow the competition. We don’t lead the market up or down. You’re exactly right. There were episodes, primarily in the Southeastern part of the United States, where I would call excessive retail prices of gas in the $5, $6 per gallon neighborhood. In our market area, you didn’t see that as much, you got in that $3.70 range. Again $3.70 I felt was was a little bit excessive. We were very conscious of gas pricing. We documented all of the moves in relationship to the costs, at all of our stores, and kept documents on the swings in those. Any increase over that $0.15, $0.20 per gallon had to be approved by the home office. We had very tight controls with respect to the pricing during this tragedy.

Mark Husson - HSBC Investment Bank - Analyst

Okay. And people who are discounting gasoline seemed to do disproportionately well. So if you’re keeping down to $0.15, or so, over cost at any moment of time, and a number of your competitors have had shortages and decided they were just going to sell it at whatever price they could get, that’s the reason why your gallonage is up?

William Walljasper - Casey’s General Stores, Inc. - CFO

Mark, what happened was there was certainly a fair amount of fear from the consumers in the aftermath of Hurricane Katrina to the point where they actually changed their buying habits and rushed out to top off all their tanks. So, consequently, what you will see from most retailers in the past week is a very high volume increase with very low margins, which is intuitive as the wholesale price rises and margins get squeezed for any retailer, so hopefully that will start to taper off. I anticipate seeing a little lower volume headed into this week and potentially a little bit greater margin than what we had in prior weeks.

Mark Husson - HSBC Investment Bank - Analyst

Okay. But actually in the quarter itself, none of this has really played out. I’m just wondering why your gallonage was so good in the quarter itself?

William Walljasper - Casey’s General Stores, Inc. - CFO

You’re exactly right. In the quarter there was no effects to Hurricane Katrina. I think what you’re seeing are two things, one is continuing benefits from our distribution system to ensure that we’re not out of gas, and also that we don’t have a no fit situation when we do haul gas. What I mean by that is when a 8,500-gallon tanker goes to a store we can drop 8,500 gallons, as opposed to splitting the load and going somewhere else. So that, in conjunction with, and I think Dennis Telzrow asked the question and I believe that you’re seeing some of the operators out there trying to gain an extra penny or two because of some other pressures in the convenience store industry. And due to our pricing philosophy we’re pricing with them so we’re gaining some benefit in that regard.

Mark Husson - HSBC Investment Bank - Analyst

And some of those pressures would be increased merchant fees from the credit card companies, for instance.

William Walljasper - Casey’s General Stores, Inc. - CFO

Exactly, that would be one of them, the added volatility of gasoline, the continued reduction and pull back of retail display allowances in the tobacco industry. All of those are playing a factor.

Mark Husson - HSBC Investment Bank - Analyst

Finally, just the sustainability of the gross margin on the merchandise side. I know you touched on the fact that cheese is a lot cheaper. How dot prices play out during the last year? If you say it was $1.97 in the quarter a year ago. How do the next two or three quarters look?

William Walljasper - Casey’s General Stores, Inc. - CFO

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Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

I know off the top of my head the second quarter of last year was $1.69.

Mark Husson - HSBC Investment Bank - Analyst

Okay.

William Walljasper - Casey’s General Stores, Inc. - CFO

I would have to go back and look at the other quarters that we had. That would be on 8-K filings in the conference calls.

Mark Husson - HSBC Investment Bank - Analyst

So the spread is getting a little bit closer?

William Walljasper - Casey’s General Stores, Inc. - CFO

Yes. Exactly right. The spread will become a little more narrow as we head into it. If you look ahead at our same store comparisons in Prepared Food, we’re going to be up against some tougher comparisons as we head into the next quarters. The second quarter last year we did 9%, did 9% again the third quarter, and then did 9.8 in the fourth quarter of last year. So those definitely are tougher comparisons, but we do have easier margin comparisons as we head forward.

Mark Husson - HSBC Investment Bank - Analyst

Excellent. Thank you very much.

William Walljasper - Casey’s General Stores, Inc. - CFO

Yes, Mark.

Operator

Your next question will come from Adam Sindler with Morgan Keegan. You may proceed.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

Yes, hi, Bill. I had, obviously, the gas line question, as well. It seems that there is a little bit of market share grab? Basically, the easiest way to say that?

William Walljasper - Casey’s General Stores, Inc. - CFO

On the gasoline side?

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

On the volumes?

William Walljasper - Casey’s General Stores, Inc. - CFO

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Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

Yes. I definitely think that there is some market share coming our way. I don’t think there’s any question about that.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

Great. Then going back to the POS at the store level, I know it’s something we talked about in the past. Can you just touch again real quickly, you made the point when you were answering one of the previous questions, I believe Mark’s question, on the ability to put products out at different times of the day. Can you just give more detail what that means?

William Walljasper - Casey’s General Stores, Inc. - CFO

What that meant was, primarily, in the Prepared Food category. The point of sale information that we get, we know what’s selling and when it’s selling in our stores, so what we are trying to do is meet the customer demand at the appropriate time of day. So, one, we have the product available to sell to the customer, but at the same time we don’t have an excessive amount of the product where we have to stale the product, which would affect your gross profit margin. So that’s what I meant by that, we’re timing the preparation of doughnuts, cookies, pizza to meet the customer demand.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

That makes sense. Okay. Then on the gross profit on the gasoline, you guys had some difficult comparisons from last year. I know that June was particularly tough for most retailers. Yet your margin didn’t seem to fall off that much. And at the same time you took some share. Was that just a favorable pricing environment or?

William Walljasper - Casey’s General Stores, Inc. - CFO

Yes, definitely the market conditions were conducive for us. We saw some ups and downs, as we normally do in a quarter, with the wholesale cost of gas. In this particular case the downside, as when we spread our margin, was a little more beneficial than the upside. Keep in mind, though, Adam, in the first quarter of last year we posted an 11.9 margin gasoline. Part of that was due to a hedging gain that we had. Without that hedging gain we would have posted an 11.3 margin.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

It was up, then. Was there anything this quarter?

William Walljasper - Casey’s General Stores, Inc. - CFO

Compared to basis, yes, we were up. So the market conditions were more favorable. As Mark mentioned, I think we’re gaining some benefit from some retailers who are trying to grow their margin in gasoline. As we price with them we’re certainly gaining some benefit in that regard.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

Do you think any of that’s coming from the benefits the distribution, the outs and the no fits, or is that more just because of pricing?

William Walljasper - Casey’s General Stores, Inc. - CFO

No question. I think there’s a certain amount of benefits that we gain from the efficiencies in our distribution system. Absolutely.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

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FINAL TRANSCRIPT

Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

Then just looking to the second quarter of last year, there was an abnormally low margin. Can you just refresh us on what happened there? I believe 9.7 you reported down from about 11.9 the year before?

William Walljasper - Casey’s General Stores, Inc. - CFO

Exactly. We did a 9.7 margin in the second quarter of last year. Now we did have a hedging loss in the second quarter of last year.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

Okay. How much was that?

William Walljasper - Casey’s General Stores, Inc. - CFO

If we did not have that hedging loss we would have posted a 10.3 margin.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

10.3 hedge loss?

William Walljasper - Casey’s General Stores, Inc. - CFO

Those first two quarters were a little bit skewed because of the hedging activity.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

If I remember last year in the quarter coming up, just basically for everyone, this was the quarter following all the hurricanes in Florida last year when I believe crude oil pricing really skyrocketed for first time and then sort of tapered off. Do you remember any benefit because of the volatility in crude last year that we may not see this year?

William Walljasper - Casey’s General Stores, Inc. - CFO

You’re exactly right. I’ll answer that first of all that hedging loss thing we had in the second quarter was related to the excessive hurricane activities. So we couldn’t predict that. Consequently that was the reason we had the loss. To your question on point, late in October of last year, probably about the last week, to second to last week of October is when we started seeing some benefits from the wholesale costs starting to decline after the effects of the hurricanes last year.

Adam Sindler - Morgan Keegan & Co., Inc. - Analyst

Okay. Great. Bill, I appreciate it.

William Walljasper - Casey’s General Stores, Inc. - CFO

You bet, Adam.

Operator

[OPERATOR INSTRUCTIONS] And your next question will come from Gregory Macosko with Lord Abbett. Please proceed.

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FINAL TRANSCRIPT

Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

Gregory Macosko - Lord Abbett - Analyst

Yes. Thank you. Nice quarter.

William Walljasper - Casey’s General Stores, Inc. - CFO

Thanks, Greg.

Gregory Macosko - Lord Abbett - Analyst

Just again with regard to the gasoline. Now, you’re saying that the competition is trying to get a little more on gasoline. Is that because there’s pressure in the rest of their business? Or were they seeing pressure in gasoline themselves?

William Walljasper - Casey’s General Stores, Inc. - CFO

That’s an anecdotal comment. There’s nothing necessarily that substantiates specifically that. I believe there are tremendous amount of pressures in the convenience store industry, one being the volatility of the gas, the second being is the credit card pressure from bank charges, and then the third would be the tobacco industry. So they are seeing pressures in the overall business. So they’re looking to gain margin in a number of areas, and gas happens to be one of those. So we potentially could be seeing some effect of that.

Gregory Macosko - Lord Abbett - Analyst

But given that, in other words, they’re creeping their price up relative to yours, you’re not necessarily gaining on them relative on purchasing. Obviously, you do have a purchasing advantage with regard to gas and its distribution. But that part of your business has not sort of improved relative to the competitors?

William Walljasper - Casey’s General Stores, Inc. - CFO

In the purchasing, you mean?

Gregory Macosko - Lord Abbett - Analyst

Purchasing and distribution and just your, that margin, that margin was pretty healthy in the gasoline area.

William Walljasper - Casey’s General Stores, Inc. - CFO

Yes. And from a purchasing standpoint we’re doing the same type of activity that we have done for the last 35 years. We did have, I mentioned the hedging activity in Q1 and Q2 of last year. We currently have no hedging activity underway. So I think what you’re seeing is a continued adherence to our pricing policy of pricing competitively so our customers really know they can come to Casey’s and we’re going to be priced as competitive as anybody in the general area. I think we’re seeing some benefits from that.

Gregory Macosko - Lord Abbett - Analyst

So in effect you’re not pricing under the competition, either?

William Walljasper - Casey’s General Stores, Inc. - CFO

No. No. We will follow the competition up or down.

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FINAL TRANSCRIPT

Sep. 07. 2005 / 9:30AM, CASY - Q1 2006 Casey’s General Stores Earnings Conference Call

Gregory Macosko - Lord Abbett - Analyst

And you did not see any hedging gains in the quarter, either?

William Walljasper - Casey’s General Stores, Inc. - CFO

No.

Gregory Macosko - Lord Abbett - Analyst

All right. Well, seems like a very fine quarter. Thank you.

William Walljasper - Casey’s General Stores, Inc. - CFO

Thanks.

Operator

And there are no further questions at this time. I would like to turn the conference back to Mr. Walljasper for any closing remarks.

William Walljasper - Casey’s General Stores, Inc. - CFO

Thank you. Just in follow-up to Anthony’s question on the basic and dilutive shares. The basic shares were 50,238,145 and the dilutive shares were 50,409,648. I will remind everybody that next Thursday, September 15, we will release August same store sales. Thanks for joining us.

Operator

Ladies and gentlemen, thank you so much for your participation in today’s conference. This does conclude the presentation. You may now disconnect. Have a great day.

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